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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
July 12, 2002

SAILTECH INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Nevada
 (State or other jurisdiction of incorporation)

000-33481 (Commission File No.)	65-1060612 (IRS Employer ID)

2964 63rd Avenue East
Bradenton, Florida 34203
 (Address of principal executive offices and Zip Code)

(941) 739-7904
 (Registrant's telephone number, including area code)

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ITEM 5.   OTHER EVENTS

On July 1, 2002, SailTech Design, Inc. the operating subsidiary of the Company had debts due in excess of available funds and was declared insolvent by the Company's Board of Directors.

As a result of the insolvency, the Phillips Family Limited Partnership, notified the Company that it was in default under the terms and conditions of the agreement, which became effective on September 11, 2001 and elected to exercise its put option requiring the Company to purchase all shares of common stock owned by the Phillips Family Limited Partnership. Further, on July 1, 2002 Carey Phillips resigned as an officer and director of the company.

The agreement is an exhibit to the Company's Form 10-SB filed with the Commission and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: July 12, 2002.

SAILTECH INTERNATIONAL, INC.
BY:	/s/ Pat Reischmann
Pat Reischmann Vice President Marketing and Product Development